Exhibit 32.2

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, JD Larsen, certify that (i) 5&2 Studios, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of 5&2 Studios, Inc.

Date: March 31, 2025

/s/ JD Larsen
JD Larsen
Chief Financial Officer